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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
3D SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3D SYSTEMS CORPORATION
26081 Avenue Hall
Valencia, California 91355

March 31, 2005

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of 3D Systems Corporation scheduled to be held on Tuesday, May 17, 2005 at 10:00 a.m., Pacific Daylight Time, at the offices of the Company at 26081 Avenue Hall, Valencia, California 91355. Your Board of Directors and senior management look forward to greeting you at the meeting.

        At the meeting, you will be asked to elect the whole board of directors to serve until the next annual meeting, to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock, and to ratify the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2005. These proposals are important, and we urge you to vote in favor of them.

        Regardless of the number of shares of Common Stock or Series B Convertible Preferred Stock that you own, it is important that your shares are represented and voted at the annual meeting. Votes may be cast by telephone or by mail. Instructions for voting by telephone are set forth in the attached Proxy Statement and on the enclosed proxy card. You may vote your shares by mail by signing, dating and mailing the enclosed proxy card in the enclosed postage-paid return envelope. Please vote today to ensure that your votes are counted.

        On behalf of your Board of Directors, we thank you for your continued support.

                      Sincerely,

                      Abraham N. Reichental
                       President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2005

        The Annual Meeting of Stockholders of 3D Systems Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 17, 2005 at 10:00 a.m., Pacific Daylight Time, at the offices of the Company at 26081 Avenue Hall, Valencia, California 91355, for the following purposes:

  •
  To elect the whole Board of Directors;

  •
  To approve an amendment to our Certificate of Incorporation, as currently in effect, to increase the number of authorized shares of Common Stock from 25 million shares to 60 million shares;

  •
  To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2005; and

  •
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 21, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of our Annual Report on Form 10-K is enclosed, and additional copies are available upon request.

        We urge you to attend the Annual Meeting so we can review the past year with you, listen to your suggestions, and answer any questions you may have. It is important that as many stockholders as possible are represented at the Annual Meeting, so please review the attached Proxy Statement promptly and vote your shares today by following the instructions for voting in the attached Proxy Statement and on the enclosed proxy card. Even if you plan to attend the Annual Meeting in person, please vote today to ensure that your votes are counted, in case your plans change. If you are a stockholder of record and attend the Annual Meeting in person, you will be able to vote your shares personally at the meeting if you so desire, even if you previously voted.

                      By Order of the Board of Directors

                      Robert M. Grace, Jr.
                      Secretary

Valencia, California
March 31, 2005

i

3D SYSTEMS CORPORATION
26081 Avenue Hall
Valencia, California 91355

PROXY STATEMENT
Dated March 31, 2005

For the Annual Meeting of Stockholders
To Be Held on May 17, 2005

GENERAL INFORMATION

        This Proxy Statement is being furnished to the holders of the Common Stock and Preferred Stock (as these terms are defined below) of 3D Systems Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by our Board of Directors for use at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments or postponements thereof. The Annual Meeting will be held at our offices at 26081 Avenue Hall, Valencia, California 91355 at 10:00 a.m., Pacific Daylight Time, on May 17, 2005. This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 1, 2005.

VOTING MATTERS

        Your vote is very important. Stockholders of record may vote by telephone or by mail. A toll-free telephone number is included on the enclosed proxy card for telephone voting. If you wish to vote by mail, you may use the enclosed proxy card and the enclosed postage-paid return envelope. You may save us the expense of a second mailing if you vote promptly.

  Record Date and Voting Securities

        The Board of Directors has fixed the close of business on March 21, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of record as of the record date will be kept at our principal office at 26081 Avenue Hall, Valencia, California 91355 for a period of ten days prior to the Annual Meeting. Holders of record of shares of Common Stock, par value $0.001 per share (the "Common Stock"), and Series B Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), outstanding as of the record date are entitled to notice of and to vote at the Annual Meeting.

  Voting by Telephone

        Stockholders of record may vote by calling the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day, seven days a week, except that no telephone votes will be accepted after Midnight, Eastern Daylight Time, on Monday, May 16, 2005, the day prior to the

Annual Meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. Accordingly, please have your proxy card available when you call. If you vote by telephone, you do not need to return your proxy card. Please see the enclosed proxy card for additional telephone voting instructions.

  Voting by Mail

        If you choose to vote by mail, simply mark, sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted FOR the nominees for election to the Board of Directors described below, FOR the proposal to amend the Certificate of Incorporation, and FOR the ratification of the selection of the independent registered public accounting firm described below. On any other matters that properly may come before the Annual Meeting, your proxy will be voted as recommended by the Board of Directors or, if no recommendation is made, in the discretion of the proxy holders named on the enclosed proxy card.

  If You Wish to Revoke Your Proxy

        Whichever method you use to vote, you may later revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) voting by telephone at a later time; (ii) submitting a properly signed proxy with a later date; or (iii) if you are a stockholder of record, voting in person at the Annual Meeting. Please remember that, as described above, there will be no telephone voting available after Midnight, Eastern Daylight Time, on Monday, May 16, 2005, the day prior to the Annual Meeting.

  Voting in Person at the Annual Meeting

        Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was by telephone or by mail. If you hold your shares in "street name," that is, if you hold your shares through a bank, broker or other nominee holder, you must obtain a written proxy, executed in your favor, from the nominee holding your shares in order to vote your shares in person at the Annual Meeting.

  Quorum; Broker Non-Votes; Abstentions

        A majority in voting power of the outstanding shares of Common Stock and Preferred Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, votes withheld and broker non-votes will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting. "Broker non-votes" occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Shares voted "For," "Against," "Abstain," or "Withhold" are treated as votes cast at the Annual Meeting with respect to the matter in question. Broker non-votes, however, are not treated as votes cast at the Annual Meeting.

        Since broker non-votes are not treated as votes cast at the Annual Meeting, they will have no effect on the election of directors, because the directors are elected by a plurality of the votes cast. For the same reason, votes to "withhold" with respect to the election of directors also will have no effect on the outcome of the election of directors. Since broker non-votes are not treated as votes cast, they also will have no effect on any matters before the Annual Meeting which require the affirmative vote of the majority of the total votes cast, such as ratification of the selection of the Company's independent registered public accounting firm. Abstentions on proposals that require the majority of the votes cast will have the same effect as a vote against such proposals. Since the proposed amendment to the Certificate of Incorporation requires the affirmative vote of at least a majority of the shares entitled to vote at the Annual Meeting, broker non-votes and abstentions will have the same effect as a vote against the proposed amendment.

  Voting on Other Matters

        If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders named in the enclosed proxy card will have the discretion to vote your shares on those matters in accordance with the Board of Directors' recommendations on any such matters. If the Board of Directors does not make a recommendation on any such other matters, the proxy holders will be entitled to vote in their discretion on those matters. We do not know of any other matters to be presented for consideration at the Annual Meeting.

  Multiple Accounts

        Stockholders who hold shares in more than one account, shares that are registered in different names or shares that are held through one or more banks, brokerage firms or other nominees may receive more than one proxy card or voting instruction card for shares that they own. Please sign, date and return all proxy cards and voting instruction cards that you receive to ensure that all of your shares are represented and voted at the Annual Meeting.

  Voting Policies

        Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your instructions. If you grant an otherwise valid proxy without giving specific voting instructions, your shares will be voted FOR the election of the director nominees described below, FOR the proposal to amend the Certificate of Incorporation, and FOR the ratification of the selection of the Company's independent registered public accounting firm.

        If you hold your shares in a brokerage account or through another nominee holder, you are considered the "beneficial owner" of shares held in "street name," and these proxy materials are being forwarded to you by your broker or other nominee holder along with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares, and that party is required to vote your shares in accordance with your instructions. In limited circumstances, a nominee holder is entitled to vote your shares in the absence of specific voting instructions from you on matters that are considered "routine."

        The Company understands that each of the three proposals that are to be voted on at the Annual Meeting are considered to be "routine" proposals. Accordingly, if you do not give specific voting instructions to your broker or other nominee holder, that party will be entitled to vote your shares in its discretion on the election of directors, the proposal to amend the Certificate of Incorporation, and the ratification of the appointment of our independent registered public accounting firm.

  Vote Required

        The votes required to approve the respective proposals to be considered at the Annual Meeting are as follows:

  •
  Election of Directors. The directors are elected by a plurality of the votes cast in the election.

  •
  Approval of the Amendment to the Certificate of Incorporation. The amendment of the Certificate of Incorporation must be approved by a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote, voting as a single class.

  •
  Ratification of Selection of Auditors. The ratification of the appointment of the independent registered public accounting firm must be approved by the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

VOTING SECURITIES

        The Common Stock and the Preferred Stock are our only voting securities currently outstanding. As of the close of business on March 21, 2005, the record date for the Annual Meeting, there were 14,640,420 shares of Common Stock and 2,616,516 shares of Preferred Stock issued and outstanding. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the Common Stock and Preferred Stock will vote together as a single class on all matters to be voted on at the Annual Meeting. Therefore, an aggregate of 17,256,936 votes could possibly be cast at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 7, 2005 with respect to the other persons listed in the table, the number of outstanding shares of Common Stock and Preferred Stock and the percentage of each class beneficially owned:

  •
  by each person known to us to be the beneficial owner of more than five percent of any outstanding class of our voting securities;

  •
  by each current director, nominee for election as a director and each executive officer identified in the Summary Compensation Table; and

  •
  by all of our current directors and executive officers as a group.

        Except as otherwise indicated in the footnotes to the table, and subject to applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 26081 Avenue Hall, Valencia, California 91355, unless otherwise noted.

	Shares of Common Stock Beneficially Owned(1)			Shares of Preferred Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage Ownership	Number of Shares	Percentage Ownership
The Clark Estates, Inc. One Rockefeller Plaza New York, New York 10020	2,061,301	(2)	14.1%	833,333	31.8%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	1,790,348	(3)	12.2%	263,482	10.1%
Daruma Asset Management, Inc. 80 East 40th Street, 9th Floor New York, New York 10018	1,351,900	(4)	9.2%	—	—
St. Denis J. Villere & Company, L.L.C. 210 Baronne Street, Suite 808, New Orleans, Louisiana 70112	2,043,214	(5)	13.9%	—	—
3D Systems 2003 Grat c/o Bernard Selz 600 Fifth Avenue, 25th Floor New York, NY 10020	665,000	(6)	4.5%	665,000	25.4%
Austin W. Marxe and David M. Greenhouse 153 East 53rd Street, 55th Floor New York, New York 10022	827,475	(7)	5.7%	—	—
Jay R. Harris 130 East End Avenue New York, New York 10028	848,973	(8)	5.8%	99,700	—
Miriam V. Gold	64,133	(9)	*	—	—
Charles W. Hull	571,831	(10)	3.9%	8,333	*
Jim D. Kever	153,615	(11)	1.0%	—	—
G. Walter Loewenbaum, II	1,455,130	(12)	9.6%	208,334	8.0%
Kevin S. Moore	2,099,284	(13)	13.3%	833,333	31.8%

Abraham N. Reichental	340,780	(14)	2.3%	—	—
Richard C. Spalding	24,521	(15)	*	—	—
Daniel S. Van Riper	2,323		*	—	—
Robert M. Grace, Jr.	30,212	(16)	*	—	—
Kevin McAlea	118,948	(17)	*	3,333	*
Fred R. Jones	49,132	(18)	*	—	—
All current directors and executive officers as a group (15 persons)	5,051,630	(19)	29.4%	1,056,166	40.4%

*
Less than one percent

(1)
The percentage ownership is based on 14,640,420 shares of Common Stock and 2,616,516 shares of Series B Convertible Preferred Stock outstanding as of March 21, 2005. Common Stock numbers include, with respect to the stockholder in question, (a) Common Stock issuable upon exercise of options exercisable within 60 days after March 21, 2005, (b) Common Stock issuable upon conversion of outstanding 6% convertible subordinated debentures, (c) Common Stock issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock, and (d) Common Stock subject to pending restricted stock awards made to the executive officers. All outstanding 6% convertible subordinated debentures and all outstanding shares of Series B Convertible Preferred Stock are currently convertible into Common Stock. Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock.

(2)
Includes (a) 933,272 shares of Common Stock, (b) 833,333 shares of Series B Convertible Preferred Stock that are convertible into a like number of shares of Common Stock, and (c) 294,696 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures. The Clark Estates, Inc. is a private investment firm. Kevin S. Moore, a director of the Company, is the President and a director of that firm and is the President of Ninth Floor Corporation, which is the general partner of Clark Partners I, L.P. The Clark Estates, Inc. provides management and administrative services to Clark Partners I, L.P., which in turn owns certain of our securities. Information regarding the beneficial ownership of our securities by The Clark Estates, Inc. is taken from Amendment No. 4 to the Schedule 13D filed by that firm on December 10, 2003.

(3)
These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,050,000 shares of Common Stock directly, 263,482 shares of Series B Convertible Preferred Stock that are convertible into a like number of shares of Common Stock and 451,866 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures, representing in the aggregate 12.2% of the shares of the Common Stock outstanding assuming such conversion), for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of these securities; however, T. Rowe Price expressly disclaims that it is the beneficial owner of these securities.

All information regarding the beneficial ownership of our securities by T. Rowe Price, other than ownership of Series B Convertible Preferred Stock and the 6% convertible subordinated debentures, is taken exclusively from Amendment No. 3 to the Schedule 13G filed by T. Rowe Price on February 12, 2005.

(4)
Daruma Asset Management, Inc., a New York corporation, is an investment advisor registered under the Investment Advisors Act of 1940. These securities are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma. The investment advisory contracts relating to these accounts grant to Daruma sole investment and/or voting power over the securities owned by the accounts. Therefore, Daruma may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act. Daruma has sole power to dispose or direct the disposition of 1,351,900 shares of Common Stock and sole power to vote or direct the vote of 604,300 shares of Common Stock. Mariko O. Gordon owns in excess of 50% of the outstanding voting stock and is the president of Daruma. Ms. Gordon may be deemed to be the beneficial owner of securities held by persons and entities advised by Daruma for purposes of Rule 13d-3. Daruma and Ms. Gordon each disclaim beneficial ownership in any of these securities. Daruma and Ms. Gordon are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by Daruma. Information regarding the beneficial ownership of our securities by Daruma is taken from Amendment No. 4 to the Schedule 13G/A filed by Daruma and Mrs. Gordon on February 14, 2005.

(5)
St. Denis J. Villere & Company is a Louisiana limited liability company and an investment advisor registered under the Investment Advisors Act of 1940. As of January 31, 2005, Villere was deemed to have or to share voting or dispositive power over and therefore to own beneficially 2,043,214 shares of Common Stock. Of that amount, Villere had sole voting and dispositive power over 119,788 shares of Common Stock and shared voting and dispositive power over 1,923,426 shares of Common Stock. Information regarding the beneficial ownership of our securities by Villere is taken from Amendment No. 3 to the Schedule 13G filed by Villere dated February 25, 2005.

(6)
Represents 665,000 shares of Series B Convertible Preferred Stock that are convertible into a like number of shares of Common Stock.

(7)
Austin W. Marxe and David M. Greenhouse jointly filed an Amendment No. 1 to Schedule 13G dated February 12, 2005 which states that they share voting and dispositive power over a total of 827,475 shares of Common Stock (including 687,623 shares issuable upon conversion of 6% convertible subordinated debentures) owned by the investment funds listed below. Such Schedule 13G states that Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. ("AWM"), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM also serves as the general partner of the investment adviser to Special Situations Fund III, L.P. Messrs. Marxe and Greenhouse are also members of MG Advisors, L.L.C., the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. and are members of SST Advisers, LLC, the general partner of and investment advisor to Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. The Schedule 13G states that the principal business of each fund is to invest in equity and equity-related securities and securities of any kind or nature.

(8)
Mr. Harris filed an Amendment No. 1 to Schedule 13G on February 14, 2005 that states that he is the beneficial owner of 848,973 shares of Common Stock, including 619,901 shares beneficially owned by Goldsmith & Harris Incorporated, a broker-dealer registered under Section 15 of the Exchange Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, by virtue of its investment discretion over accounts of its clients that hold such shares of Common Stock or such convertible securities. Such 619,901 shares include 66,700 shares of Common Stock issuable upon conversion of a like number of shares of Series B Convertible Preferred Stock and 29,469 shares issuable upon conversion of 6% convertible subordinated debentures. Goldsmith & Harris has the sole power to dispose or to direct the disposition of such shares. Such Amendment No. 1 to Schedule 13G indicates that, in addition to the foregoing shares beneficially owned by Goldsmith & Harris, Mr. Harris has the sole power to vote or to direct the vote of 209,785 shares of Common Stock, and the sole power to dispose or to direct the disposition of 229,072 shares of Common Stock, including 33,000 shares of Common Stock issuable upon the conversion of a like number of shares of Series B Convertible Preferred Stock and 49,115 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures. Such Schedule 13G indicates that Mr. Harris' beneficial ownership of the foregoing shares is derived through his direct, personal ownership of shares of Common Stock, his individual retirement account, his power of attorney for various accounts, his position as President of the Jay and Sandra Harris Foundation, his position as General Partner of One GT Associates, and his position as President of Goldsmith & Harris.

(9)
Includes, in addition to 3,300 shares owned directly by Ms. Gold, 60,833 shares of Common Stock covered by outstanding options exercisable within 60 days after March 21, 2005.

(10)
Includes (a) 2,088 shares of Common Stock that Mr. Hull holds directly, (b) 85,000 shares of Common Stock covered by outstanding options exercisable within 60 days after March 21, 2005, (c) 474,010 shares of Common Stock and 8,333 shares of Series B Convertible Preferred Stock that are convertible into a like number of shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees, and (d) 2,400 shares of Common Stock covered by a restricted stock award made under our 2004 Incentive Stock Plan that Mr. Hull has the right to accept on or before April 25, 2005. Mr. Hull disclaims beneficial ownership, except to the extent of his pecuniary interest therein, of the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock described above. During 2004, Mr. Hull adopted a Rule 10b5-1 Sales Plan pursuant to which his brokerage firm sells 2,000 shares of Common Stock each month for his account or for the account of the trust referred to above; provided that the market price of the Common Stock on the date of sale is above a fixed price.

(11)
Includes (a) 35,333 shares of Common Stock that Mr. Kever holds directly, (b) 60,833 shares of Common Stock covered by outstanding options exercisable within 60 days after March 21, 2005, (b) 24,558 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures, and (c) 8,333 shares of Common Stock held by a trust for the benefit of Mr. Kever's minor children, for which he serves as trustee, as well as an additional 24,558 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures that are held by such trust. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them.

(12)
Includes (a) 510,066 shares of Common Stock that Mr. Loewenbaum owns directly, (b) 45,371 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum's wife, (c) 6,181 shares held in the name of The Lillian Shaw Loewenbaum Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (d) 62,719 shares held in the name of The Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (e) 151,900 shares held in the name of G. Walter Loewenbaum CGM Profit Sharing Custodian, G. Walter Loewenbaum Trustee, Mr. Loewenbaum's pension plan, (f) 39,510 shares held in the name of the Anna Willis Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (g) 39,510 shares held in the name of the Elizabeth Scott Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (h) 10,947 shares held in the name of Wally's Trust u/w/o Joel Simon Loewenbaum for which Mr. Loewenbaum serves as trustee, (i) 228,333 shares of Common Stock covered by outstanding options exercisable within 60 days after March 21, 2005, (j) 208,334 shares of Series B Convertible Preferred Stock which are convertible into a like number of shares of Common Stock, and (k) 152,259 shares issuable upon conversion of 6% convertible subordinated debentures. Mr. Loewenbaum disclaims beneficial ownership except to the extent of his pecuniary interest therein of (i) 83,496 shares issuable upon conversion of 6% convertible subordinated debentures and (ii) any other securities not directly held by him.

(13)
Includes (a) 4,006 shares of Common Stock that Mr. Moore owns directly, (b) 33,977 shares issuable upon exercise of outstanding options exercisable within 60 days after March 21, 2005, and (c) 2,061,301 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership except to the extent of his pecuniary interest therein. See Note 2 above.

(14)
Includes (a) 100,000 shares of Common Stock that Mr. Reichental owns directly, (b) 166,664 shares covered by outstanding options exercisable within 60 days after March 21, 2005, (c) 49,116 shares issuable upon conversion of 6% convertible subordinated debentures, and (d) 25,000 shares of Common Stock covered by a restricted stock award made under our 2004 Incentive Stock Plan that he has the right to accept on or before April 25, 2005.

(15)
Includes (a) 3,000 shares of Common Stock held directly by Mr. Spalding and (b) 21,521 shares covered by outstanding options exercisable within 60 days after March 21, 2005.

(16)
Includes (a) 10,000 shares of Common Stock that Mr. Grace holds directly, (b) 10,000 shares covered by outstanding options exercisable within 60 days after March 21, 2005, (c) 4,912 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures, and (d) 5,300 shares of Common Stock covered by a restricted stock award made under our 2004 Incentive Stock Plan that he has the right to accept on or before April 25, 2005.

(17)
Includes (a) 111,250 shares covered by outstanding options exercisable within 60 days after March 21, 2005, (b) 3,333 shares of Series B Convertible Preferred Stock that are convertible into a like number of shares of Common Stock, (c) 1,965 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures, and (d) 2,400 shares of Common Stock covered by a restricted stock award made under our 2004 Incentive Stock Plan that Mr. McAlea has the right to accept on or before April 25, 2005.

(18)
Includes (a) 10,000 shares of Common Stock that Mr. Jones owns directly, (b) 33,332 shares covered by outstanding options exercisable within 60 days after March 21, 2005, and (c) 5,800 shares of Common Stock covered by a restricted stock award made under our 2004 Incentive Stock Plan that he has the right to accept on or before April 25, 2005.

(19)
Includes an aggregate of (a) 2,500,857 shares of outstanding Common Stock beneficially owned, directly or indirectly, by all 15 directors and executive officers as a group, (b) 890,743 shares covered by outstanding options exercisable within 60 days after March 21, 2005, (c) 1,056,166 shares of Series B Convertible Preferred Stock that are convertible into a like number of shares of Common Stock, (d) 552,064 shares of Common Stock issuable upon conversion of 6% convertible subordinated debentures, and (e) 51,800 shares of Common Stock covered by restricted stock awards made under our 2004 Incentive Stock Plan that the executive officers have the right to accept on or before April 25, 2005. The amounts of these securities beneficially owned by directors and named executive officers are referred to in the notes above.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        At the 2004 Annual Meeting, the stockholders, by the vote of more than two-thirds of the then outstanding Common Stock and Preferred Stock, approved the removal of the provisions of our Certificate of Incorporation (the "Charter") which previously had divided the Board of Directors into three classes serving staggered three-year terms. To provide for an orderly transition, the directors then in office were entitled to remain in office until the end of their then respective terms. In view of the overwhelming support for the Charter amendments by the stockholders who voted at the 2004 Annual Meeting, each of the directors with a term scheduled to expire after the 2005 Annual Meeting has voluntarily agreed to resign from each such extended term effective at the 2005 Annual Meeting and to stand for re-election at the Annual Meeting.

        At the Annual Meeting, the stockholders will elect the whole Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee, has designated as nominees for election the eight persons named below, all of whom currently serve as directors of the Company.

        Shares of Common Stock or Preferred Stock represented by a duly executed proxy that we receive will be voted FOR the election of the director nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by a duly executed proxy may be voted in favor of such other person as may be determined by the holders of such proxies.

The Board of Directors unanimously recommends that you vote
FOR
the nominees listed below.

Information Concerning Nominees

        The following table sets forth for each nominee for director, his or her business experience for the past five years, the year in which he or she first became a director, and his or her age as of March 1, 2005.

Name	Business Experience	Director Since	Age
Miriam V. Gold	Ms. Gold has been Deputy General Counsel of Ciba Specialty Chemicals Corporation, a specialty chemicals company, since July 2002. Previously, she served as Assistant General Counsel of Ciba Specialty Chemicals Corporation, and its predecessors, Novartis Inc. and Ciba-Geigy Corporation.	1994	55
Charles W. Hull	Executive Vice President and Chief Technology Officer of the Company. He has served in various executive positions with the Company for more than five years.	1993	65

Jim D. Kever	Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital partnership, since 2001. Previously, he was associated with WebMD Corporation (formerly Envoy Corporation), an internet-based healthcare services company, in its Transaction Services Division as the President and Co-Chief Executive Officer beginning in August 1995. He is also a director of Transaction Systems Architects, Inc., a supplier of electronic payment software products and network integration solutions, Luminex Corporation, a manufacturer of laboratory testing equipment, and Tyson Foods, Inc., an integrated processor of food products.	1996	52
G. Walter Loewenbaum, II	Chairman of the Board of Directors. Mr. Loewenbaum is the President and Chief Executive Officer of STI Healthcare, Inc., a software developer that provides software for the analysis of patient medical records for hospitals. Until 2004, he was a director, and for a time Managing Director, of LeCorgne Loewenbaum LLC, an investment banking firm. Prior to 2000, he served as Chairman and Chief Executive Officer of Loewenbaum & Company (formerly Southcoast Capital Corp.), an investment banking and investment management firm that he founded. He also serves as the Chairman of the Board of Luminex Corporation.	1999	60
Kevin S. Moore	Mr. Moore has been with The Clark Estates, Inc., a private investment firm, for more than five years, where he is currently President and a director. He is also a director of Cyberonics, Inc., a manufacturer of implantable medical devices, Aspect Resources LLC, The Clark Foundation and the National Baseball Hall of Fame & Museum, Inc.	1999	50
Abraham N. Reichental	President and Chief Executive Officer of the Company since September 19, 2003. For more than five years prior to joining the Company, he served in executive management positions with Sealed Air Corporation, a global manufacturer of food, protective and specialty packaging materials, most recently serving as a corporate officer and Vice President and General Manager of its Shrink Packaging Division from May 2001 until September 2004 and previously as Vice President Asia-Pacific.	2003	48

Richard C. Spalding	Mr. Spalding has been a Partner of Thomas Weisel Healthcare Venture Partners, a venture capital group that he co-founded, since April 2004. He has also served as a General Partner of ABS Ventures, a venture capital group, since January 2000. Prior to that, he served as Vice President and Chief Financial Officer of Portal Software, an internet billing company, between February 1997 and March 1999.	2001	54
Daniel S. Van Riper	Mr. Van Riper has been a Special Advisor to Sealed Air Corporation, a manufacturer of food, protective and specialty packaging materials, since January 2002. He was previously Senior Vice President and Chief Financial Officer of that company between July 1998 and January 2002. Prior to July 1998, he was a partner of KPMG LLP for 25 years. He is a director of Hubbell Incorporated, a manufacturer of electrical and electronics products, New Brunswick Scientific Co., Inc., a manufacturer of biotechnology equipment, and DOV Pharmaceutical, Inc., a biopharmaceutical company. Prior to its acquisition by Lyondell Chemical Company on December 1, 2004, Mr. Van Riper was also a director of Millennium Chemicals, Inc., an international chemical company.	2004	64

DIRECTOR INDEPENDENCE

        The Board of Directors is comprised of a majority of independent directors. The Board has determined that Ms. Gold and Messrs. Kever, Moore, Spalding and Van Riper are independent directors as defined in the listing standards of the National Association of Securities Dealers, Inc. ("NASD").

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors maintains an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. The Board of Directors has determined that each of the members of these committees is an independent director, as described above. Each of these committees operates under a written charter approved by the Board of Directors, as described below.

  2004 Meetings of the Board of Directors

        During 2004, the Board of Directors held six meetings (excluding actions by unanimous written consent). The Board of Directors holds executive sessions with only non-management directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. Each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which he or she served during 2004.

        Mr. Van Riper was elected a member of the Board of Directors on December 8, 2004, after being recommended for nomination to the Board of Directors by the Corporate Governance and Nominating Committee. He was initially identified as a candidate for election to the Board of Directors by the Company's Chief Executive Officer and the Chairman of the Board of Directors. He has not yet been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which he may be appointed. There are no arrangements or understandings between him and any other person pursuant to which he was elected as a director, and, prior to his election as a director, there were no relationships or transactions between him and the Company.

  Audit Committee

        The principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing our systems of internal accounting and financial controls; our public reporting processes; the retention, performance, qualifications and independence of our independent registered public accounting firm; the performance of our internal audit function; the annual independent audit of our consolidated financial statements; the integrity of our consolidated financial statements; and our compliance with legal and regulatory requirements. The Audit Committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace our independent registered public accounting firm, subject to ratification of the selection of that public accounting firm by our stockholders at the annual meeting of stockholders.

        The current members of the Audit Committee are Messrs. Spalding (Chairman), Kever and Moore. The Board of Directors has determined that all members of the Audit Committee meet the independence standards for audit committee members set forth in The Sarbanes-Oxley Act of 2002 and in the listing standards of the NASD. In addition, the Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined in Item 401(h)(1) of Regulation S-K and therefore meets the NASD listing standards' requirement of having accounting or related financial management expertise. The Audit Committee held five meetings in 2004 (excluding actions by unanimous written consent). During 2004, the Audit Committee also held private sessions with our independent registered public accounting firm and the Director of Internal Audit at several of its meetings, and the Chairman of the Audit Committee holds regular conferences with the Director of Internal Audit.

        The report of the Audit Committee is set forth beginning on page 28 of this Proxy Statement.

  Corporate Governance and Nominating Committee

        In March 2004, the Board of Directors expanded the authority of its Corporate Governance Committee to include the responsibilities of a nominating committee and re-designated the committee the "Corporate Governance and Nominating Committee."

        The principal responsibilities of the Corporate Governance and Nominating Committee are to assist the Board of Directors in identifying individuals qualified to become Board members, to recommend to the Board of Directors nominees to be elected at annual meetings of stockholders and to fill vacancies or newly created directorships at other times; to recommend to the Board the corporate governance guidelines applicable to the Company; to lead the Board of Directors in its annual review of the performance of the Board of Directors and its committees; and to recommend to the Board of Directors nominations of the directors to serve on each committee. The current members of the Corporate Governance and Nominating Committee are Messrs. Moore (Chairman), Kever and Ms. Gold, each of whom is an independent director as defined in the listing standards of the NASD. The Corporate Governance and Nominating Committee held three meetings in 2004 (excluding actions by unanimous written consent).

        The Committee will consider director nominees recommended by stockholders in accordance with a policy adopted by the Board. Recommendations should be submitted to the Corporate Secretary of the Company in writing at our offices in Valencia, California, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex A and posted on our web site at www.3DSystems.com.

        The Committee and the Board have also approved qualifications for nomination to the Board. A copy of those qualifications is attached to this Proxy Statement as Annex B. The process by which the Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder. When the Board or the Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (generally the chairman) and the Chief Executive Officer will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation for approval of the candidate to the Board.

        Our By-Laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Corporate Governance and Nominating Committee under the policy and procedure described above. The By-Laws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of our By-Laws is posted on our web site at www.3DSystems.com.

  Compensation Committee

        The Compensation Committee is comprised solely of "independent" directors, as that term is defined in the listing standards of the NASD and Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are also "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended. The principal responsibilities of the Compensation Committee are to determine the compensation of all executive officers and of the other employees of the Company or any of our subsidiaries with a base annual salary of $200,000 or more; to review the performance and compensation of the Chief Executive Officer; to administer our equity compensation plans and to authorize the issuance of shares of Common Stock under those plans; and to perform the duties and responsibilities of the Board of Directors under our Section 401(k) Plan. Consistent with the requirements of the listing standards of the NASD, the Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation. The members of the Compensation Committee are Ms. Gold (Chair) and Mr. Moore. The Compensation Committee held six meetings in 2004 (excluding actions by unanimous written consent).

  Compensation Committee Interlocks and Insider Participation

        None of our current executive officers served during 2004 as a director of any entity with which any of our outside directors is associated, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

DIRECTOR COMPENSATION

        Each of the independent directors is entitled to receive a cash retainer of $15,000 per year for serving as a director and a fee of $1,500 for each regular or special Board meeting that he or she attends. The Chairman of the Audit Committee also receives a cash retainer of $15,000 per year for serving as chairman of that Committee, each other member of the Audit Committee receives a cash retainer of $5,000 per year for serving as a member of that committee, and the Chairs of the

Compensation Committee and the Corporate Governance and Nominating Committee receive a cash retainer of $5,000 per year for serving as the chairpersons of those committees. Each of these directors also receives a fee of $1,500 for each committee meeting attended on a day other than a day on which a regular meeting of the Board of Directors is held. Ms. Gold and Messrs. Kever, Moore, Spalding and Van Riper receive these directors' fees.

        Mr. Loewenbaum receives $180,000 per year for his services as Chairman of the Board.

  Directors Stock Plan

        At the May 19, 2004 Annual Meeting of Stockholders, the stockholders approved the Restricted Stock Plan for Non-Employee Directors (the "Directors Stock Plan"). Under this Plan, each director who is not an officer or employee of the Company or of our subsidiaries or affiliates (referred to in the Plan as a "Non-Employee Director") is eligible to receive grants of Common Stock under the Plan as described below. Of the current directors, Ms. Gold and Messrs. Kever, Loewenbaum, Moore, Spalding and Van Riper are entitled to participate in this Plan and to receive certain stock grants, as follows:

  •
  Annual Grants. Upon the adjournment of each annual meeting of the stockholders, each Non-Employee Director who has been elected a director at that annual meeting will receive a grant of 3,000 shares of Common Stock.

  •
  Interim Grants. Any Non-Employee Director who is elected a director at other than an annual meeting will receive on the date of election a pro rata portion of the annual grant that the director would have received if elected at an annual meeting.

  •
  Initial Grants. Each newly elected Non-Employee Director will receive an initial grant of 1,000 shares of Common Stock when he or she is first elected to the Board.

        As a result of the adoption of this Plan, each of Ms. Gold and Messrs. Kever, Loewenbaum, Moore and Spalding received a grant of 3,000 shares of Common Stock upon the adjournment of the 2004 Annual Meeting, each of which had a value of $11.23 per share or $33,690 in the aggregate on the date of grant. Mr. Van Riper received an initial and interim grant of 2,323 shares of Common Stock upon his election as a director on December 8, 2004, which had a value of $16.80 per share or $39,026 in the aggregate on the date of grant. An amount equal to the fair market value of each award on the date of grant less the amount paid by the director for the number of shares awarded is recorded in our accounts as of the date of grant as director compensation expense. At December 31, 2004, each of the 3,000 share awards made following the 2004 Annual Meeting had a fair market value of $59,640, and the 2,323 shares awarded to Mr. Van Riper had a fair market value of $46,181.

        As a condition of each award under the Directors Stock Plan, each participant is required to pay an issue price equal to the $0.001 par value per share of Common Stock issued under the Plan, to execute an agreement to hold the shares covered by such grant in accordance with the terms and conditions of the Plan (including without limitation restrictions on transferability provided for in the Plan) and to comply with certain other terms and conditions of the grant. The Plan authorizes the issuance of up to 200,000 shares of Common Stock for awards under the Plan, subject to adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation.

        The Directors Stock Plan does not prevent the Board of Directors from exercising its authority to approve the payment of additional fees to members of the Board of Directors, to adopt additional plans or arrangements relating to the compensation of directors or to amend the existing cash fees paid to directors.

  1996 Non-Employee Directors Stock Option Plan

        Until its termination following the approval of the Directors Stock Plan at the 2004 Annual Meeting, we maintained the 1996 Non-Employee Directors Stock Option Plan, under which each Non-Employee Director received stock options covering 10,000 shares of Common Stock at the first meeting of the Board of Directors following each annual meeting of the stockholders. Ms. Gold and Messrs. Kever, Loewenbaum, Moore and Spalding participated in this Plan.

        The 1996 Non-Employee Directors Stock Option Plan also provided that, if a Non-Employee Director was elected or appointed a director at other than an annual meeting of stockholders, that person would be granted at the time of his or her election stock options covering a pro rata portion of 10,000 shares of Common Stock multiplied by a fraction, the numerator of which equaled 365 minus the number of days between the last annual meeting of stockholders and the date of grant, and the denominator of which was 365. These options were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. These options are not exercisable in the first six months following their grant (except in the case of death), vest as to one-third of the shares covered by each grant on the first, second and third anniversaries of the date of grant, and are thereafter exercisable until the tenth anniversary of the grant date, subject to certain limitations if the option holder ceases to be a director. This Plan was terminated (except with respect to outstanding options thereunder) upon the approval of the Directors Stock Plan by the stockholders at the 2004 Annual Meeting of Stockholders, and accordingly no options were granted under it in 2004.

        The following table sets forth, for each of the current directors who received options under the 1996 Non-Employee Directors Stock Option Plan, certain information regarding the exercise of stock options previously granted under that Plan during 2004, the number of shares of Common Stock underlying stock options previously granted under that Plan held at the end of 2004, and the value of options previously granted under that Plan held at the end of 2004 based upon the last reported sales price ($19.88 per share) of the Common Stock on The Nasdaq National Market on December 31, 2004. The value of in-the-money options at December 31, 2004 reported in the table is the amount by which the fair market value of those options at that date exceeded the exercise price of the options.

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Miriam V. Gold	3,333	$16,490	60,832	10,001	$465,332	$97,141
Jim D. Kever	—	—	57,499	10,001	$457,815	$97,141
G. Walter Loewenbaum, II	—	—	3,333	6,667	$39,163	$78,337
Kevin S. Moore	—	—	30,643	10,001	$227,788	$97,141
Richard C. Spalding	—	—	18,187	10,001	$115,386	$97,141

        Mr. Loewenbaum holds options covering an additional 225,000 shares of Common Stock that were awarded to him between 1999 and 2002, while he was an employee of the Company. At December 31, 2004, 200,000 of these options were exercisable with an in-the-money value of $2,396,625, and the remainder, which were not then exercisable, had an in-the-money value of $203,250.

        The shares acquired by Ms. Gold in 2004 were covered by an option that was scheduled to expire during 2004 at a date subsequent to its date of exercise.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, as to the President and Chief Executive Officer and as to each of the other most highly compensated officers, information concerning all compensation paid to each of those individuals for services to the Company in all capacities for each of the three years ended December 31, 2004 during which such individuals served as executive officers of the Company, as indicated below.

		Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position	Year Ended December 31	Salary		Bonus(2)		Number of Securities Underlying Options	Stock Awards(2),(3)		All Other Compensation
Abraham N. Reichental(4) President and Chief Executive Officer	2004 2003	$ $	450,000 114,231	$	— 100,000	— 400,000	$	— 725,000	$ $	134,417 14,916
Charles W. Hull(5) Executive Vice President, Chief Technology Officer	2004 2003 2002	$ $ $	275,000 275,000 275,000		— — —	— — —		— — —	$ $ $	9,121 5,041 2,040
Kevin McAlea(6) Vice President	2004 2003	$ $	250,000 217,724		— —	— 55,000		— —	$ $	2,310 23,062
Fred R. Jones(7) Vice President and Chief Financial Officer	2004 2003		$250,000 —		— —	— 100,000	$	— 98,000		$174,765 —
Robert M. Grace, Jr.(8) Vice President, General Counsel and Secretary	2004 2003	$ $	225,000 30,288		— —	— 40,000	$	— 96,000		$129,495 —

(1)
Perquisites, other personal benefits, securities and property paid or accrued during each year not otherwise reported did not exceed for any named executive officer the lesser of $50,000 or 10% of the annual compensation reported in the Summary Compensation Table for that individual. We maintain a Section 401(k) plan under which eligible employees, including the named executive officers, may contribute a part of their annual compensation on a before-tax basis. Subject to certain conditions and to an annual limit of $1,500 for each participant, participating employees receive matching contributions equal to 50% of the amount of their contributions.

(2)
In lieu of cash bonuses for 2004, on February 24, 2005, the Compensation Committee granted a 25,000 share restricted stock award to Mr. Reichental and a 5,300 share restricted stock award to Mr. Grace. The Committee granted cash bonuses to Messrs. Hull, McAlea and Jones of $40,000, $40,000 and $97,000. As an alternative to those cash bonuses, the Committee granted restricted stock awards to Messrs. Hull, McAlea and Jones covering 2,400 shares, 2,400 shares and 5,800 shares, respectively, of Common Stock. Each of those restricted stock awards was made under the 2004 Incentive Stock Plan, can be accepted in whole or in part by each of such individuals on or before April 25, 2005, if accepted, requires each recipient to pay $1.00 for each share of Common Stock covered by such recipient's award, and the shares covered by each award are subject to forfeiture if the recipient leaves the employ of the Company within three years after the date of grant other than as a result of death or disability. To the extent that Messrs. Hull, McAlea or Jones do not accept the foregoing restricted stock awards, their cash bonuses will be paid to them promptly after April 25, 2005. The fair market values of the shares covered by the foregoing restricted stock awards made to Messrs. Reichental, Grace, Hull, McAlea and Jones were $507,500, $107,590, $48,720, $48,720 and $117,740 based on the $20.30 closing price of the Common Stock on their date of grant.

(3)
For 2003, represents the fair market value on the respective dates of hire of the individuals listed of a grant of shares of Common Stock. The total number of shares of Common Stock covered by grants made to each named executive officer during 2003 is set forth in the following table together with the fair market value of such shares at December 31, 2004:

Name	Number of Shares	Value at December 31, 2004
Abraham N. Reichental	100,000	$1,988,000
Fred R. Jones	10,000	$198,800
Robert M. Grace, Jr.	10,000	$198,800

  No grants of Common Stock were made to any of the named executive officers during 2004. See Note 2 above.

(4)
Mr. Reichental was appointed President and Chief Executive Officer and a director effective September 19, 2003. Other compensation for Mr. Reichental in 2004 includes $123,051 of living expenses including a gross up for tax purposes, $10,375 of costs for an automobile that we provide for his business and personal use, and $990 of value of employer-paid group term life insurance premiums. Other compensation in 2003 includes living expenses. For additional information concerning Mr. Reichental's compensation, see "Employment and Other Agreements with Executive Officers." Mr. Reichental's primary residence is in South Carolina, and the living expenses are for a residence maintained by him in Valencia, California, where our headquarters are located.

(5)
Other compensation for Mr. Hull includes the value of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) plan. See "Employment and Other Agreements with Executive Officers" and "Certain Transactions."

(6)
Mr. McAlea was elected an executive officer on June 27, 2003. Other compensation for him includes the value of employer-paid term life insurance premiums and matching contributions under our Section 401(k) Plan and, in 2003, relocation expenses.

(7)
Mr. Jones became Vice President and Chief Financial Officer effective December 26, 2003. Other compensation for him in 2004 includes $170,943 of relocation expenses, including a gross up for tax purposes, together with employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan. For additional information concerning his compensation, see "Employment and Other Agreements with Executive Officers."

(8)
Mr. Grace was elected to his position effective November 3, 2003. Other compensation for him in 2004 includes $125,931 of relocation expenses, including a gross up for tax purposes, together with the value of employer-paid group term life premiums and matching contributions under our Section 401(k) Plan.

Option Grants in 2004; Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

        No options were granted to the executive officers named in the Summary Compensation Table in 2004.

        The following table sets forth, for each of the executive officers named in the Summary Compensation Table, certain information regarding the exercise of stock options during 2004, the number of shares of Common Stock underlying stock options held at the end of 2004, and the value of options held at the end of 2004 based upon the last reported sales price ($19.88 per share) of the Common Stock on The Nasdaq National Market on December 31, 2004. The value of in-the-money options at December 31, 2004 reported in the table is the amount by which the fair market value of those options at that date exceeded the exercise price of those options.

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Abraham N. Reichental	—	—	124,999	275,001	$1,582,612	$3,481,788
Charles W. Hull	—	—	82,500	2,500	$776,896	$18,216
Kevin McAlea	—	—	83,750	46,250	$666,175	$489,175
Fred R. Jones	—	—	25,000	75,000	$252,000	$756,000
Robert M. Grace, Jr.	—	—	10,000	30,000	$102,800	$308,400

Employment and Other Agreements with Named Executive Officers

  Abraham N. Reichental

        Effective September 19, 2003, we entered into an employment agreement with Mr. Reichental pursuant to which he was appointed President and Chief Executive Officer and a member of the Board of Directors. Pursuant to this agreement, his annual base salary is $450,000 per year, subject to increase at the discretion of the Compensation Committee of the Board of Directors. His base salary remained at its initial level during 2004. In addition to standard benefits, he participates in an incentive compensation plan, based upon performance, with a target bonus of $250,000 per year, subject to a maximum potential bonus equal to 100% of his base salary, as further described in his employment agreement. At the time he was hired, he received a $100,000 cash bonus and a stock grant of 100,000 shares of Common Stock. He also received stock options covering 400,000 shares of Common Stock subject to a four-year vesting schedule. Of the stock options received, 55,401 shares are incentive stock options and 344,599 shares are non-qualified stock options. His agreement has a term of two years commencing September 19, 2003 and is renewable automatically for succeeding terms of one year, unless he or the Company gives written notice of intent not to renew. If we give notice to him of our intention not to renew the employment agreement, or if his employment is terminated by reason of death or by us without cause (as defined in the employment agreement), he will receive as severance: (a) the same health and disability benefits as he receives under the employment agreement for two years or until he obtains other employment providing for these benefits, (b) two years of his then current base salary, in the total sum of at least $900,000, together with a bonus with respect to the year of termination equal to a pro rata amount of the bonus which he would have received for that year based on our annualized performance up to the date of termination, and (c) all unvested stock options, which shall fully vest upon and no later than the termination of his employment. He is also entitled to be reimbursed for certain relocation and living expenses through December 31, 2006.

  Fred R. Jones

        Effective December 26, 2003, we entered into an employment agreement with Mr. Jones pursuant to which he was appointed Vice President and Chief Financial Officer. Pursuant to this agreement, his annual base salary is $250,000 per year, subject to increase at the discretion of the Compensation Committee of the Board of Directors. In addition to standard benefits, he participates in an incentive compensation plan, based upon performance, with a target bonus equal to 50% of his base salary, subject to a maximum potential bonus equal to 100% of his base salary, as further described in his employment agreement. At the time he was hired, he received a stock grant of 10,000 shares of Common Stock and stock options for 100,000 shares of Common Stock subject to a four-year vesting schedule. Of the stock options received, 40,800 shares are incentive stock options and 59,200 shares are non-qualified stock options. The term of his agreement is for two years commencing December 26, 2003. The agreement is renewable automatically for succeeding terms of one year, unless the Company or Mr. Jones gives written notice of intent not to renew. If we give notice to Mr. Jones of our intention not to renew the employment agreement, or his employment is terminated by reason of death or by us without cause (as defined in the employment agreement), or under certain circumstances following a change of control, as defined in the employment agreement, he will receive as severance: (a) the same health and disability benefits as he receives under the employment agreement for two years or until he obtains other employment providing for these benefits, (b) two years of his then current base salary, in the total sum of at least $500,000, together with a bonus with respect to the year of termination equal to a pro rata amount of the bonus which he would have received for that year, and (c) all unvested stock options, which shall fully vest upon and no later than the termination of his employment.

  Charles W. Hull

        We and Mr. Hull are parties to a consulting agreement pursuant to which, upon his retirement, he will become a consultant to the Company for a period of four years at a fixed consulting fee that will decline from $275,000 in the first year to $100,000 in the fourth year, and he will remain entitled to certain customary benefits that we provide to employees during the term of that agreement.

Report of the Compensation Committee on Executive Compensation

        The following report of the Compensation Committee of the Board of Directors sets forth information about our executive compensation program, the 2004 compensation of the executive officers named above in the Summary Compensation Table, salary adjustments and the bonus objectives for those executives for 2005.

  Responsibility

        The Committee is responsible for setting the compensation of all executive officers, including the executive officers listed in the Summary Compensation Table, and other employees of the Company or any of its subsidiaries with base annual salaries of $200,000 or more.

        The Committee's review of the Chief Executive Officer's compensation is subject to the following procedures. After receiving the views of other non-employee directors, the Committee evaluates the Chief Executive Officer's performance, reviews the Committee's evaluation with him, and based on that evaluation and review decides his compensation and performance and bonus objectives. Consistent with the requirements of the listing standards of the NASD, the Chief Executive Officer may not be present during voting or deliberations regarding his compensation.

  Compensation Philosophy

        The Company's executive compensation program consists of salaries, annual bonuses tied to performance and awards under the 2004 Incentive Stock Plan, which was approved by the stockholders at the 2004 Annual Meeting. Previously, the named executive officers also participated in stock option plans, including the 1996 Stock Incentive Plan, that were terminated upon the adoption of the 2004 Incentive Stock Plan except with respect to then outstanding options.

        The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives, to attract new executives with the skills and attributes needed by the Company, and to reward performance. In reaching its decisions, the Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers relevant.

        This program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders, and to create an identity of interests between the Company's executives and its stockholders as well as to attract, retain and motivate key executives.

        The Chief Executive Officer and the Chief Financial Officer are covered by employment agreements under which they were initially hired by the Company. The Committee also takes the provisions of those agreements into account in making compensation decisions with respect to those individuals. See "Employment and Other Agreements with Executive Officers."

        As discussed above, Mr. Reichental's employment agreement provides, among other things, for an annual base salary of not less than $450,000 per year, subject to increase at the discretion of the Committee. In addition to standard benefits, reimbursement for certain of his living expenses in California and an automobile that has been provided for his business and personal use in California, he participated during 2004 in a bonus program, which is discussed below, with a target bonus of $250,000 per year, subject to a maximum potential bonus equal to 100% of his base salary, as further described in his employment agreement.

        Mr. Jones' employment agreement similarly provides, among other things, for an annual base salary of not less than $250,000 per year, subject to increase at the discretion of the Committee. In addition to standard benefits, he participates in the bonus program mentioned in the preceding paragraph, with a target bonus equal to 50% of his base salary, subject to a maximum potential bonus equal to 100% of his base salary, as further described in his employment agreement.

        The other executive officers also have pre-determined target bonuses that have been approved by the Committee. In the case of the other named executive officers, Messrs. Hull and McAlea have target bonuses in the range of 18% to 20% of their respective annual salaries, and Mr. Grace has a target bonus of 50% of his base salary.

  Salaries and Annual Bonuses

        The Committee conducts an annual compensation review during the first quarter of each year for the purpose of determining any cash bonuses to be paid for the preceding year and of making salary adjustments and setting bonus objectives for the current year. As part of this review process, the Chief Executive Officer submits salary and bonus recommendations to the Committee for the other executive officers and employees whose compensation is set by the Committee. Following a review of those recommendations, the Committee approves cash bonuses to be paid for the prior year and salary rates and cash bonus objectives for the current year for the other executive officers and employees, with such modifications to the Chief Executive Officer's recommendations as the Committee considers appropriate. The Committee may also adjust salaries for specific executive officers or employees at other times during the year when there are significant changes in the responsibility of such officers or employees or under other circumstances that the Committee considers to be appropriate.

        The Committee bases its decisions on adjustments to salary and cash bonus objectives principally on the responsibilities of the particular executive, on the Committee's evaluation of the market demand for executives of the capability and experience employed by the Company in relation to the total compensation paid to the particular executive, and on the performance of the Company and the individual in question against the objectives set for the year in question. The Committee sets annual cash bonus objectives at a level that links a substantial portion of each individual's annual cash compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining those objectives.

        Cash bonuses are determined based upon the attainment of corporate and individual performance objectives for the year in question. As an overriding objective, each executive officer and all other employees are required to conduct themselves in accordance with the Company's Code of Conduct.

        In evaluating performance, the Committee generally places greater emphasis on financial performance than on other personal performance objectives. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieved its business plan for the year in question. Such business plan is developed by management and approved by the Board of Directors early in the year. The Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company's business plan. However, under a bonus program approved by the Committee early in 2004 that applies to all of the executive officers and all other employees of the Company who have bonus objectives, the greatest weight in evaluating the performance of the Company's executive officers in 2004 was given to the achievement of budgeted targets for operating income, net income and return on operating assets. The Company does not make its business plans public. Accordingly, the specific financial targets upon which annual cash bonus objectives are based are not publicly available. Executives, including the Chief Executive Officer, are also evaluated based upon their attainment of individual management objectives within their particular areas of responsibility.

        During the first quarter of 2005, the Committee approved a similar bonus program for 2005, which includes the targeted financial measures and individual management objectives to be used in the determination of cash bonuses for 2005. Except as discussed below, the 2005 target bonus objectives for the named executive officers remained comparable to those for 2004.

  Compensation of the Chief Executive Officer

        Mr. Reichental joined the Company as Chief Executive Officer on September 19, 2003 and, as discussed above, entered into an employment agreement at that time which sets forth his initial base salary, the range of his cash bonus objectives and certain equity and other compensation that was awarded to him at the time he joined the Company. Mr. Reichental's base salary remained at its initial level during 2004, and he was not awarded a bonus for 2003. The amount of the 2003 bonus shown for him in the Summary Compensation Table was paid to him in 2003 as an inducement to his becoming the Chief Executive Officer of the Company.

        During the first quarter of 2005, the Committee conducted a review of Mr. Reichental's compensation. As a result of that review, his base salary was left unchanged except that the Committee approved a $5,000 increase in his base salary to compensate him for the cost that he would incur to obtain a supplemental disability insurance policy that would satisfy the Company's obligation under his employment agreement to provide him with supplemental disability insurance. Such base salary increase will go into effect when that policy is issued.

        In lieu of a cash bonus for 2004, the Committee also granted to Mr. Reichental a 25,000 share restricted stock award under the Company's 2004 Incentive Stock Plan. Based on the closing price of the Company's Common Stock on the grant date, that award had a fair market value of $507,500. This award took into account the degree of the attainment of Mr. Reichental's and the Company's objectives for the year, his leadership in setting a new strategic direction for the Company and in improving the Company's operations and financial condition during 2004, and the absence of an increase in his base salary for 2005.

        The Committee also approved Mr. Reichental's 2005 bonus goals and objectives. In this regard, the Committee approved a modification of Mr. Reichental's target bonus objective for 2005 to 100% of his base annual salary and determined that his maximum target bonus objective would be 150% of his base annual salary, subject to the attainment of the performance objectives set forth in the 2005 bonus program for him and the Company.

  Compensation of the Other Executive Officers

        During the first quarter of 2005, the Compensation Committee also conducted a compensation review for the other executive officers, including those named in the Summary Compensation Table, and all other employees with a base compensation of $200,000 or more. In connection with that review, Mr. Reichental submitted recommendations to the Committee. Based on those recommendations and the Committee's evaluation of the performance of the Company and those individuals in 2004, the Committee made adjustments in the base salaries to be paid to the other executive officers in 2005 that ranged from zero to 7.2%. Of the other named executive officers whose based salary was increased, Mr. Jones' base salary increased to $265,000 and Mr. Grace's base salary increased to $235,000. The salary increases for the remaining executive officers as a group amounted to $25,000. Those salary increases go into effect on April 1, 2005.

        In lieu of a cash bonus for 2004, the Committee also granted to Mr. Grace a 5,300 share restricted stock award under the Company's 2004 Incentive Stock Plan. Based on the closing price of the Company's Common Stock on the grant date, that award had a fair market value of $107,590. This award took into account the degree of the attainment of Mr. Grace's and the Company's objectives for 2004.

        The Committee also awarded cash bonuses to each of the other named executive officers based upon an evaluation of the degree of each individual's attainment of his and the Company's objectives for 2004. As an alternative to those cash bonuses, the Committee granted to Messrs. Jones, Hull and McAlea restricted stock awards under the Company's 2004 Incentive Stock Plan covering up to 5,800, 2,400 and 2,400 shares of Common Stock, respectively. Each of them has the right until April 25, 2005 to elect to receive all or a portion to be determined by them of their 2004 bonus either in cash or by accepting such stock awards. Cash bonuses and alternative restricted stock awards were also granted to the remaining executive officers of the Company who are not named in the Summary Compensation Table. If Messrs. Jones, McAlea, Hull and such remaining executive officers decide to accept such restricted stock awards in lieu of 100% of their cash bonuses, based on the closing price of the

Company's Common Stock on the grant date, those awards would have a fair market value of $117,740, $48,720, $48,720 and $221,270, respectively. The corresponding 2004 cash bonuses awarded to Messrs. Jones, McAlea, Hull and such other executive officers as a group were $97,000, $40,000, $40,000 and $197,718, respectively.

  Equity Compensation Plans

        The Committee administers the Company's 2004 Incentive Stock Plan and, with respect to outstanding options, continues to administer its former stock option plans, including the 1996 Stock Incentive Plan and 2001 Stock Option Plan as well. The Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under the 2004 Incentive Stock Plan. Any award granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance of the Company. The 2004 Incentive Stock Plan is intended to provide an effective method of motivating performance of key employees, including executive officers of the Company, and of creating an identity of interests in participating employees with the interests of the stockholders. Restricted stock awards made under this Plan require the recipient to pay $1.00 for each share of Common Stock granted (but not more than 10% of the fair market value of the Common Stock on the date of grant) and are subject to forfeiture if the recipient leaves the employ of the Company within three years after the date of grant other than as a result of death or disability.

        During 2003, the Company granted stock options to certain of the executive officers named in the Summary Compensation Table, including Mr. Reichental, Mr. Jones and Mr. Grace. Certain of these named executive officers, including those individuals, received such stock options as well as outright grants of stock as part of their compensation packages at the time they joined the Company. These awards were designed to more closely align the interests of the recipients with the interests of the stockholders and to provide them an incentive to work toward the creation of long-term stockholder value. See "Option Grants in 2004; Aggregated Option Exercises in 2004 and 2004 Year-End Option Values" and Note 3 to the Summary Compensation Table. No equity compensation was awarded to any of the named executive officers in 2004.

  Compliance with Section 162(m) of the Internal Revenue Code

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally not entitled to a deduction for Federal tax purposes for non-performance-based compensation paid to its executive officers who are named in the Summary Compensation Table to the extent any such individual's compensation in any year exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the pre-approval of performance goals applicable to that compensation.

        All compensation paid to the Company's named executive officers in 2004 was fully deductible. With respect to compensation to be paid to named executive officers in 2005 and future years, in certain instances their compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for Federal income tax purposes.

                      Compensation Committee

                      Miriam V. Gold, Chair
                      Kevin S. Moore

CERTAIN TRANSACTIONS

        From January 1980 to March 1986, Mr. Hull was Vice President of UVP, Inc. ("UVP"), a systems' manufacturing company, where he developed our stereolithography technology. In 1990, we acquired the patents for this technology from UVP. Under the terms of that transaction, we were obligated to pay certain amounts, subject to certain conditions, based upon our sales of stereolithography systems and licensing of the acquired patents. Pursuant to a 1987 contract between UVP and Mr. Hull, he is entitled to receive from UVP 10% of all royalties or other amounts that we pay to UVP with respect to the acquired patents after recoupment of certain expenses by UVP. We have been advised that, through December 31, 2004, Mr. Hull has received $741,000 from UVP under that contract.

        In 2003, Messrs. Loewenbaum and Hull purchased $1.3 million our Series B Convertible Preferred Stock out of the total $15.8 million private placement of those securities. At that time, Clark Partners I, L.P., a New York limited partnership, purchased an additional $5.0 million of the Series B Convertible Preferred Stock. Kevin S. Moore, a member of the Board of Directors, is the president of the general partner of Clark Partners I, L.P. See Note 2 to "Security Ownership of Certain Beneficial Owners and Management." A special committee of the Board of Directors, composed entirely of disinterested independent directors, approved the offer and sale of the preferred shares and recommended the transaction to the Board of Directors. The Board of Directors also approved this transaction, with interested Board members not participating in the vote.

        Messrs. Reichental, Loewenbaum, Kever, McAlea and Grace purchased an aggregate of $2.6 million of the total of $22.7 million our 6% convertible subordinated debentures that were issued in a private placement during November and December 2003. At that time, Clark Partners I, L.P. purchased an additional $3.0 million of the 6% convertible subordinated debentures. See Note 2 to "Security Ownership of Certain Beneficial Owners and Management." A special committee of the Board of Directors, composed entirely of disinterested independent directors, approved the offer and sale of the 6% convertible subordinated debentures and recommended the transaction to the Board of Directors. The Board of Directors also approved this transaction.

PROPOSAL TWO:
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

        Our Certificate of Incorporation, as currently in effect, authorizes the issuance of 25,000,000 shares of Common Stock, par value $0.001 per share. On February 8, 2005, the Board of Directors adopted a proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue to 60,000,000 shares, subject to stockholder approval at the 2005 Annual Meeting.

        At that time, the Board of Directors declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders.

        Of the 25 million currently authorized shares of Common Stock, approximately 23.5 million shares have either been issued or are reserved for issuance. Shares reserved for issuance include approximately 7.3 million shares reserved for issuance upon conversion of the Preferred Stock and our 6% convertible subordinated debentures and the exercise of outstanding stock options as well as shares reserved for issuance under the Directors Stock Plan discussed above, our 2004 Incentive Stock Plan and our Employee Stock Purchase Plan.

        Based upon these issued and reserved shares of Common Stock, we currently have approximately 1.5 million shares of Common Stock remaining available for issuance in the future for other corporate purposes.

        The Certificate of Incorporation, as currently in effect, also authorizes for issuance 5,000,000 shares of preferred stock, par value $0.001 per share, and we have 2,616,516 shares of Series B Convertible Preferred Stock outstanding as of March 21, 2005. The proposed amendment to the Certificate of Incorporation would not alter the terms of the outstanding Series B Convertible Preferred Stock, nor would it change the authorized number of shares of preferred stock. There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any additional shares of preferred stock.

Text of the Amendment

        We propose to amend the first paragraph of Article FOURTH of the Certificate of Incorporation so that it would read in its entirety as follows:

  "FOURTH: The aggregate number of shares which the Corporation has authority to issue is 65,000,000, consisting of 60,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

        The only changes that would be made to the first paragraph of Article FOURTH, as currently in effect, would be to increase the total number of shares of Common Stock that we may issue from 25 million shares to 60 million shares and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 30 million to 65 million shares.

Purpose of the Amendment

        The Board of Directors is recommending this increase in the authorized shares of Common Stock primarily to give us the flexibility to issue shares of Common Stock for future corporate needs. The Board of Directors would be able to issue these additional shares of Common Stock in its discretion from time to time, subject to any rules or listing requirements of the NASD or of any other then applicable securities exchange and subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, capital-raising transactions involving Common Stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans. The Board believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment.

Rights of Additional Authorized Shares

        Any additional authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Our stockholders do not have pre-emptive rights with respect to the Common Stock, nor do they have cumulative voting rights. Accordingly, should the Board of Directors issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding Common Stock could be reduced.

Potential Adverse Effects of Amendment

        Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability or the issuance of additional shares of Common Stock could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Effectiveness of Amendment

        If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

PROPOSAL THREE:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has approved the retention of BDO Seidman, LLP ("BDO") as our independent registered public accounting firm to examine and report on our financial statements for the fiscal year ending December 31, 2005, subject to the ratification of its retention by the stockholders at the Annual Meeting. BDO was first retained as our independent registered public accounting firm on April 23, 2003, it has examined and reported on our financial statements for the years ended December 31, 2003 and 2004, and it is considered well qualified. Valid proxies will be voted on this proposal in accordance with the voting directions specified on the proxy or, if no directions are given, will be voted FOR the proposal to ratify the appointment of BDO as our independent registered public accounting firm.

        Representatives of BDO are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

        The Board of Directors unanimously recommends you vote FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm.

FEES OF PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO.

        The following table sets forth the aggregate fees that BDO billed to us for professional services rendered for the years ended December 31, 2004 and 2003.

	2004	2003
Audit fees(1)	$1,147,000	$380,000
Audit-related fees(2)	27,000	39,000
Tax fees(3)	27,000	15,000
All other fees(4)	5,000	605,000

	$1,206,000	$1,039,000

(1)
Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits. In 2004, audit fees also included approximately $654,000 related to attestation services rendered by BDO in connection with Section 404 of The Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees consist primarily of procedures related to securities law filings and consultation on accounting standards.

(3)
Tax fees include all tax services relating to tax compliance, tax planning and reporting.

(4)
All other fees in 2004 consisted principally of fees for non-audit services billed by BDO for reviews of royalty payments owing by us to unrelated third parties. All other fees in 2003 consisted principally of fees for non-audit services billed by BDO for work involved in the 2003 investigation of our revenue recognition practices in prior years. BDO was first retained by counsel to the Audit Committee in 2003 to assist such counsel and the Audit Committee in an investigation that the Audit Committee conducted with regard to our revenue recognition practices. As we have previously disclosed, that investigation led to the restatement of our previously issued financial statements for the nine months ended September 27, 2002 and the years ended December 31, 2001 and 2000. It also led to a series of changes in 2003 to our financial organization and enhancements to our internal controls to better assure compliance with our revenue recognition policy.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent as defined by the listing standards of the NASD and is an "audit committee financial expert" as defined in Item 401(h)(1) of Regulation S-K. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter was attached to the Proxy Statement for the 2004 Annual Meeting.

  Responsibility

        The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting processes and internal controls.

        Management is responsible for the Company's system of internal controls and its financial reporting processes, including the preparation of its financial statements in conformity with United States' generally accepted accounting principles.

        BDO Seidman, LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with United States' generally accepted accounting principles.

        The Audit Committee's responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management's representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States' generally accepted accounting principles, and on the opinion and representations made by BDO in its report on the Company's financial statements, including its representations that BDO is "independent" and that its audit was performed in accordance with auditing standards generally accepted in the United States. The Audit Committee's oversight does not provide assurance that management's and BDO's opinion and representations referred to above are correct.

  2004 Consolidated Financial Statements

        In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2004. The Audit Committee discussed with the representatives of BDO the matters required by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), the Audit Committee received written disclosures and the letter from BDO required by Independence Standards Board Standard No.1 ("Independence Discussions with Audit Committees"), and the Audit Committee discussed with the representatives of BDO that firm's independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2004, including all non-audit services that BDO was engaged to provide, evaluated and approved the fees charged for those engagements, and considered whether BDO's provision of the non-audit services that were provided was compatible with maintaining that firm's independence.

        Based upon the Audit Committee's discussions with management and BDO and the Audit Committee's review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2004 in the Company's Annual Report on Form 10-K for that year for filing with the SEC.

  Internal Control Attestation

        For the year ended December 31, 2004, the Audit Committee reviewed and monitored, on an oversight basis, management's activities undertaken to comply with the Company's internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004 and BDO's attestation report on management's assessment of the Company's internal control over financial reporting. Management's assessment and BDO's attestation report are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                      Audit Committee

                      Richard C. Spalding, Chairman
                      Jim D. Kever
                      Kevin S. Moore

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN 2003

        Deloitte and Touche LLP served as our independent registered public accounting firm for the years ended December 31, 2002 and 2001. On April 16, 2003, Deloitte informed the Company that it did not intend to stand for re-election as our principal independent registered public accounting firm. Subsequently, on July 16, 2003, Deloitte advised the Company that the client-auditor relationship between the company and Deloitte had ceased.

        The reports of Deloitte on our financial statements for the fiscal years ended December 31, 2002 and 2001 did not include an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the 2002 report which contained an explanatory paragraph relating to a going concern uncertainty.

        During the fiscal years ended December 31, 2002 and 2001 and the period from January 1, 2003 to July 16, 2003, (a) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report, and (b) there were no "reportable events" as the term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

  •
  Deloitte informed the company that material weaknesses in the company's internal controls existed. Specifically, Deloitte advised the company that: The company's accounting and finance staff were inadequate to meet the needs of a complex, multinational SEC registrant. The company needed to strengthen its capability to implement existing generally accepted accounting principles, as well as understand and implement new accounting standards. In addition, the company needed to strengthen its capabilities in performing routine accounting processes involved in closing its books, such as account reconciliations and analyses. The company needed to strengthen its controls and processes related to revenue recognition. During 2002, 2001 and 2000, revenue was recognized for transactions that did not meet the requirements for revenue recognition under the company's policies or United States generally accepted accounting principles.

        We furnished Deloitte with a copy of the foregoing disclosures, which were initially made in our Current Report on Form 8-K filed on July 23, 2003, and requested in connection with that filing that Deloitte furnish to us a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. A copy of the letter dated July 22, 2003 from Deloitte to the SEC stating that it agreed with our statements made in that Form 8-K is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on July 23, 2003.

        On March 27, 2003, counsel to the Audit Committee engaged BDO to assist the Audit Committee with its investigation related to certain sales transactions. As a result of the work performed, BDO orally communicated to us that it believed certain sales transactions were not recorded in the proper period. There were no other written or oral consultations between us and BDO regarding either the specific application of accounting principles or the type of audit opinion that might be rendered on our financial statements that was considered an important factor by us in reaching a decision as to an accounting, auditing or financial reporting issue, or any other matter that was the subject of a disagreement or a reportable event, that would have required disclosure under Item 304(a)(2) of Regulation S-K.

        We requested that Deloitte furnish us with a letter addressed to the SEC stating whether it agreed with the above statements relating to the engagement of BDO as our new independent registered public accounting firm and, if not, stating the respects in which it did not agree. A copy of the letter dated April 29, 2003, from Deloitte to the SEC is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on April 30, 2003.

CORPORATE GOVERNANCE MATTERS

  Availability of Information

        The Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct for our employees and a Code of Ethics for Senior Financial Executives and Directors.

        Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee operates under a written charter that has been approved by the Board of Directors.

        Each of these documents is available on our web site at www.3DSystems.com.

  Code of Conduct and Code of Ethics

        Our Code of Conduct is applicable to all of our employees worldwide, including all of our officers. The Code of Ethics applies to the Chief Executive Officer, Chief Financial Officer, all other senior financial executives and to directors of the Company when acting in their capacity as directors. These documents are designed to set the standards of business conduct and ethics for our activities and to help directors, officers and employees resolve ethical issues. The purpose of the Code of Conduct and the Code of Ethics is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.

        We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website at www.3DSystems.com.

  Policy on Attending Annual Meetings

        We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. At our 2004 Annual Meeting of Stockholders, all of the directors then in office were in attendance.

  Stockholder Communications with the Board of Directors

        Stockholders may communicate with the Board of Directors by sending an email to GraceB@3DSystems.com or by sending a letter to Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 26081 Avenue Hall, Valencia, California 91355. All communications must contain a clear notation indicating that they are a "Stockholder—Board Communication" or a "Stockholder-Director Communication" and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward to the Board of Directors any communication that is hostile, threatening or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors and any persons owning ten percent or more of the Common Stock to file reports with the Securities and Exchange Commission (the "SEC") to report their beneficial ownership of and transactions in the Company's securities and to furnish us with copies of those reports. Based upon a review of those reports filed with the Company, along with written representations from or on behalf of certain executive officers and directors that they were not required to file any reports during 2004, we believe that all of these reports were timely filed during 2004.

  Stockholder Proposals for the 2006 Annual Meeting

        Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in our proxy statement and form of proxy. The date by which we must receive stockholder proposals to be considered for inclusion in the proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders is December 1, 2005 (or if the date of the 2006 Annual Meeting is changed by more than 30 days from May 17, 2006, a reasonable time before we begin to print and mail the proxy materials for the 2006 Annual Meeting).

        Alternatively, our By-Laws set forth certain procedures stockholders must follow in order to properly nominate a person for election to the Board of Directors or present any other business at an Annual Meeting of Stockholders, other than proposals included in our Proxy Statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for business to be properly brought before the 2006 Annual Meeting by a stockholder, a stockholder of record must give timely notice thereof in proper written form to the Corporate Secretary of the Company. To be timely, a stockholder's notice to the Corporate Secretary must be received at our principal office between January 16, 2006 and February 15, 2006, provided that, if the 2006 Annual Meeting is called for a date that is not within 30 days before or after May 17, 2006, then the notice by the stockholder must be so received a reasonable time before we mail our proxy statement for the 2006 Annual Meeting. The notice also must contain specific information regarding the nomination or the business proposed to be brought before the meeting, as set forth in our By-Laws. A copy of the By-Law provisions relating to advance notice of business to be transacted at annual meetings may be viewed on our website at www.3DSystems.com.

  Delivery of Documents to Security Holders Sharing an Address

        We are delivering, or making available electronically, this Proxy Statement and our 2004 Annual Report on Form 10-K to all stockholders of record as of the March 21, 2005 record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process, by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

        We will promptly deliver an additional copy of the 2004 Annual Report on Form 10-K and Proxy Statement to street name stockholders in a single household who received only one copy of such Annual Report and Proxy Statement upon their request to receive separate copies in the future. Instructions to request additional copies of these documents should be provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Alternatively, street name stockholders whose holders of record utilize the services of ADP (as indicated on the voting instruction form sent to them) may send written instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 1-800-542-1061. The instructions must include the stockholder's name and account number and the name of the bank, broker or other holder of record. Otherwise, street name stockholders should contact their bank, broker or other holder.

COMMON STOCK PERFORMANCE COMPARISONS

        The graph below shows, for the five years ended December 31, 2004, the cumulative total return on an investment of $100 assumed to have been made on December 31, 1999 in our Common Stock. The graph compares such return with that of comparable investments assumed to have been made on the same date in (a) the NASDAQ Stock Market (U.S. Companies) Index and (b) the S& P Information Technology Index, which are published Standard & Poor's market indices with which we are sometimes compared.

        Although total return for the assumed investment assumes the reinvestment of all dividends on December 31 of the year in which such dividends were paid, no cash dividends were paid on our Common Stock during the periods presented.

        Our Common Stock is quoted by The Nasdaq Stock Market's National Market (trading symbol: TDSC).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG 3D SYSTEMS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

* $100 invested on 12/31/99 in stock or index—including reinvestment of dividends. Fiscal years ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

OTHER MATTERS

        This proxy statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies. We have retained Georgeson Shareholder Communications, Inc. ("Georgeson") to solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock or Preferred Stock held of record by those persons. We will pay Georgeson a fee of $10,000 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

        We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxies named in the enclosed proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, and otherwise in the proxy holders' discretion.

        Copies of this Proxy Statement and the 2004 Annual Report on Form 10-K are available promptly by calling 661-295-5600, Extension 2632, or by writing to Investor Relations, 3D Systems Corporation, 26081 Avenue Hall, Valencia, California 91355. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and our 2004 Annual Report by calling 661-295-5600, Extension 2632, by writing to Investor Relations, 3D Systems Corporation, 26081 Avenue Hall, Valencia, California 91355, or by checking the applicable box on your proxy card when you sign and return it.

                      By Order of the Board of Directors
                      Robert M. Grace Jr.
                       Secretary

Valencia, California
March 31, 2005

Annex A

Policy and Procedure for Stockholder Nominations to the Board

1.
The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders for open positions on the Board.

2.
Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.
the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation's charter and by-laws; and

b.
the candidate, if elected, will comply with the Corporation's Code of Conduct for directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

  In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation's standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board's qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation's Board as provided in the Corporation's process for identifying and evaluating nominees for director.

3.
In addition to the information provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.
the name and address of the stockholder as they appear in the Corporation's books and the class and number of shares of the Corporation's stock held beneficially and of record by the stockholder; and

b.
a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.
A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board's approval of nominations for the annual meeting to permit the Corporate Governance and Nominating Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation's previous annual meeting of stockholders.

5.
Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Corporate Governance and Nominating Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.
Candidates recommended by stockholders will be evaluated by the Corporate Governance and Nominating Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

Approved: December 9, 2004

A-1

Annex B

Qualifications for Nomination to the Board

        The Corporate Governance and Nominating Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.
Directors should be of the highest ethical character and share the values of 3D Systems Corporation as reflected in its Code of Conduct.

2.
Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.
In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience.

4.
Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.
In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of 3D Systems Corporation.

6.
The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.
Each Director should be "financially literate," and some should be considered "financial experts" as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.
Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devoted to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.
In considering the re-nomination of existing directors, the Corporate Governance and Nominating Committee shall take into consideration: (i) each director's contribution to the Board; (ii) any material change in the director's employment or responsibilities with any other organization; (iii) the director's ability to attend meetings and fully participate in the activities of the Board and the committees of the Board on which the director serves; (iv) whether the director has developed any relationships with the corporation or another organization, or other circumstances have arisen, that might make it inappropriate for the director to continue serving on the Board; and (v) the director's age and length of service on the Board.

10.
Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

11.
Each Director is expected to hold during his or her term of office a meaningful number of shares of the Corporation's common stock. For the purposes of this, shares awarded under the Restricted Stock Plan for Non-Employee Directors and shares acquired upon the exercise of options granted under the Corporation's 1996 Stock Option Plan for Non-Employee Directors will be taken into account as will any other securities that the Director holds that are convertible into the Corporation's common stock. It is expected that Directors will retain during their term of office at least 50% of the shares of Common Stock acquired under those Plans.

12.
The Corporate Governance and Nominating Committee will also consider any other factors that it deems appropriate related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

Approved: December 9, 2004

B-1

- DETACH PROXY CARD HERE -

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF
3D SYSTEMS CORPORATION

        The undersigned hereby appoints Abraham N. Reichental, Robert M. Grace, Jr. and Fred R. Jones, or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if then and there personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the "2005 Annual Meeting") to be held at 10:00 a.m., P.D.T., on May 17, 2005 at the offices of the Company at 26081 Avenue Hall, Valencia, California 91355 and at any adjournments or postponements thereof.

        This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all of the Director Nominees, FOR Proposals Nos. 2 and 3, as recommended by the Board of Directors on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders' discretion.

SEE REVERSE SIDE

Your vote is important. Please vote Today!
Please mark, sign, date and return your proxy form in the envelope provided.
Address Change/Comments (Mark the corresponding box on the reverse side)

3D SYSTEMS CORPORATION

YOU MAY VOTE BY TELEPHONE
It's Fast and Convenient

TWO WAYS TO VOTE:

TELEPHONE		OR	MAIL
1-888-426-7035
•	Use any touch-tone telephone to vote your proxy.		•	Mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.
•	Have your proxy card in hand when you call.
•	You will be prompted to enter your control number, located in the box below, and then follow the directions given.
•	You can vote by telephone 24 hours a day, 7 days a week, but no telephone voting will be available after midnight, E.D.T., on May 16, 2005.

    Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your vote by telephone there is no need for you to mail back your proxy card.

-DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE -

3D SYSTEMS CORPORATION	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors Recommends a vote FOR Proposal No. 1				The Board of Directors Recommends a vote FOR Proposal No. 3
1. Election of the Director Nominees set forth below.				3.	Ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005.
☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐ FOR ☐ AGAINST ☐ ABSTAIN
INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.
Miriam V. Gold Jim D. Kever Kevin S. Moore Richard C. Spalding		Charles W. Hull G. Walter Loewenbaum, II Abraham N. Reichental Daniel S. Van Riper
THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS' DISCRETION.
The Board of Directors Recommends a vote FOR Proposal No. 2 2. Approval of the amendment to the Certificate of Incorporation.
☐ FOR ☐ AGAINST ☐ ABSTAIN
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2005 Annual Meeting and any adjournments or postponements thereof and acknowledges receipt of 3D Systems Corporation's Proxy Statement dated March 31, 2005 for the 2005 Annual Meeting.
PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting 3D Systems Corporation's transfer agent, US Stock Transfer Corporation at 1745 Gardena Ave., Glendale, California, 91204 and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	☐
Date:	, 2005

Signature(s):

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Please Detach Here
-You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

QuickLinks

CONTENTS
GENERAL INFORMATION
VOTING MATTERS
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
DIRECTOR INDEPENDENCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
PROPOSAL TWO: PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES OF PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN 2003
CORPORATE GOVERNANCE MATTERS
COMMON STOCK PERFORMANCE COMPARISONS
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG 3D SYSTEMS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P INFORMATION TECHNOLOGY INDEX
OTHER MATTERS
Policy and Procedure for Stockholder Nominations to the Board
Qualifications for Nomination to the Board